As filed with the Securities and Exchange Commission on September 23, 2016

Registration No. 333-189674

Registration No. 333-115926

Registration No. 333-111384

Registration No. 333-97469

Registration No. 333-93469

Registration No. 333-84203

Registration No. 333-75947

Registration No. 333-75857

Registration No. 333-58141-01

Registration No. 333-49931-01

Registration No. 333-49927-01

Registration No. 333-02721-01

Registration No. 03-31429-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189674

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-115926

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-111384

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-97469

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-93469

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84203

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-75947

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-75857

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-58141-01

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-49931-01

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-49927-01

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-02721-01

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 03-31429-01

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC

(Exact name of registrant as specified in its Charter)

Maryland	52-1193298
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One StarPoint, Stamford, Connecticut 06902

(Address of Principal Executive Offices Including Zip Code)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 2004 LONG-TERM INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 2002 LONG-TERM INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 1999 LONG-TERM INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 1999 ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 1995 LONG-TERM INCENTIVE PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. DEFERRED COMPENSATION PLAN

ITT CORPORATION INCENTIVE STOCK PLAN

STARWOOD LODGING TRUST 1995 LONG TERM INCENTIVE PLAN

STARWOOD LODGING CORPORATION 1995 LONG TERM INCENTIVE PLAN

STARWOOD LODGING TRUST 1995 SHARE OPTION PLAN

STARWOOD LODGING CORPORATION 1995 SHARE OPTION PLAN

(Full titles of the plans)

Bao Giang Val Bauduin

Manager

Starwood Hotels & Resorts Worldwide, LLC

One StarPoint

Stamford, Connecticut 06902

(203) 964-6000

(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Starwood Hotels & Resorts Worldwide, Inc. or its predecessors (collectively with Starwood Hotels & Resorts Worldwide, LLC, the successor-in-interest to Starwood Hotels & Resorts Worldwide, Inc., “Starwood”) with the Securities and Exchange Commission:

1.	Registration No. 333-189674, filed on June 28, 2013, relating to the registration of shares of Common Stock of Starwood, par value $0.01 per share (“Common Stock”) issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan;

2.	Registration No. 333-115926, filed on May 27, 2004, as amended by Registration No. 333-115926-01, filed on April 7, 2006, relating to the registration of shares of Common Stock issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan;

3.	Registration No. 333-111384, filed on December 19, 2003, as amended by Registration No. 333-111384-01, filed on April 7, 2006, relating to the registration of shares of Common Stock issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Annual Incentive Plan for Certain Executives;

4.	Registration No. 333-97469, filed on August 1, 2002, as amended by Registration No. 333-97469-01, filed on April 7, 2006, relating to the registration of shares of Common Stock issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. Employee Stock Purchase Plan, the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan and the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan;

5.	Registration No. 333-93469, filed on December 23, 1999, relating to the registration of shares of Common Stock issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan;

6.	Registration No. 333-84203, filed on July 30, 1999, relating to the registration of shares of Common Stock issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan;

7.	Registration No. 333-75947, filed on April 8, 1999, as amended by Registration No. 333-75947-01, filed on April 7, 2006, relating to the registration of shares of Common Stock issuable pursuant to the 1995 Long-Term Incentive Plan of Starwood Hotels & Resorts Worldwide, Inc. and the 1995 Long-Term Incentive Compensation Plan of Starwood Hotels & Resorts;

8.	Registration No. 333-75857, filed on April 7, 1999, as amended by Registration No. 333-75857-01, filed on April 7, 2006, relating to the registration of shares of Common Stock issuable pursuant to the ITT Corporation Incentive Stock Plan;

9.	Registration No. 333-58141-01, filed on June 30, 1998, relating to the registration of shares of Common Stock issuable pursuant to the ITT Corporation 401(k) Retirement Savings Plan;

10.	Registration No. 333-49931-01, filed on April 10, 1998, relating to the registration of shares of Common Stock issuable pursuant to the 1995 ITT Corporation Incentive Stock Plan;

11.	Registration No. 333-49927-01, filed on April 10, 1998, as amended by Registration No. 333-49927-01, filed on April 7, 2006, relating to the registration of shares of Common Stock issuable pursuant to the Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan;

12.	Registration No. 333-02721-01, filed on April 22, 1996, as amended by Registration No. 333-06492, filed on January 13, 1997, relating to the registration of shares of beneficial interest, $0.01 par value, of Starwood Lodging Trust and shares of common stock, $0.01 par value, of Starwood Lodging Corporation pursuant to the Starwood Lodging Trust 1995 Long Term Incentive Plan, the Starwood Lodging Corporation 1995 Long Term Incentive Plan, the Starwood Lodging Trust 1995 Share Option Plan and the Starwood Lodging Corporation 1995 Share Option Plan; and

13.	Registration No. 03-31429-01, filed on May 14, 1987.

Pursuant to that certain Agreement and Plan of Merger, dated as of November 15, 2015, and as amended by the Amendment Number 1, dated as of March 20, 2016 (the “Merger Agreement”), by and among Marriott International, Inc. (“Marriott”), Starwood and certain of their subsidiaries, Starwood became a subsidiary of Marriott. As a result of the transactions contemplated by the Merger Agreement, Starwood has terminated all offerings of its securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on September 23, 2016.

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC

By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Manager

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-8.

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